Exhibit 3.1

EXECUTION VERSION

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
SILVER MERGER SUB 1, LLC

This Certificate of Formation of Silver Merger Sub 1, LLC (the “LLC”), dated as of January 24, 2020, is being duly executed and filed by Timothy O’Brien, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

FIRST:
The name of the limited liability company formed hereby is:

Silver Merger Sub 1, LLC

SECOND:
The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:
This Certificate of Formation shall be effective upon filing.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Silver Merger Sub 1, LLC as of January 24, 2020.

By:	/s/ Timothy O’Brien
Name:	Timothy O’Brien
Title:	Authorized Person

[Signature Page to Certificate of Formation]